Exhibit 99.1

REXFORD INDUSTRIAL ANNOUNCES FIRST QUARTER 2017 FINANCIAL RESULTS

- Net Income of $0.06 per Diluted Share for First Quarter 2017 -
- First Quarter 2017 Core FFO of $0.23 per Diluted Share -
- Same Property Portfolio NOI Up 6.9% Compared to First Quarter 2016 -
- Consolidated Portfolio NOI Up 30% Compared to First Quarter 2016 -
- Stabilized Same Property Portfolio Occupancy at 96.0%, Up 360 Basis Points Year-Over-Year -
- 23.3% GAAP and 13.7% Cash Releasing Spreads-

Los Angeles, California - May 3, 2017 - Rexford Industrial Realty, Inc. (the “Company” or “Rexford Industrial”) (NYSE: REXR), a real estate investment trust (“REIT”) that specializes in acquiring, owning and operating industrial properties located in Southern California infill markets, today announced financial results for the first quarter of 2017.

First Quarter 2017 Financial and Operational Highlights:

•	Net income attributable to common stockholders of $0.06 per diluted share for the quarter ended March 31, 2017.

•	Core Funds From Operations (FFO) of $0.23 per diluted share for the quarter ended March 31, 2017. Adjusting for non-core expenses, FFO was $0.22 per diluted share for the quarter ended March 31, 2017.

•
Total first quarter rental revenues of $35.0 million, which represents an increase of 27.9% year-over-year. Property Net Operating Income (NOI) of $25.8 million, which represents an increase of 30.0% year-over-year.

•
Same Property Portfolio NOI increased 6.9% in the first quarter of 2017 compared to the first quarter of 2016, driven by a 6.3% increase in Same Property Portfolio total rental revenue and a 4.6% increase in Same Property Portfolio operating expenses. Same Property Portfolio Cash NOI increased 10.1% compared to the first quarter of 2016.

•	Signed new and renewal leases totaling 863,368 rentable square feet. Rental rates on new and renewal leases were 23.3% higher than prior rents on a GAAP basis and 13.7% higher on a cash basis.

•
Stabilized Same Property Portfolio occupancy was 96.0%, which represents an increase of 360 basis points year-over-year. Same Property Portfolio occupancy, inclusive of assets in value-add repositioning, was 90.1%, which represents an increase of 230 basis points year-over-year.

•
At March 31, 2017, the consolidated portfolio including repositioning assets was 89.2% leased and 88.9% occupied, which represents an increase in occupancy of 80 basis points year-over-year. At March 31, 2017, the consolidated portfolio, excluding repositioning assets aggregating approximately 1.2 million rentable square feet, was 96.5% leased and 96.4% occupied.

•
During the first quarter of 2017, the Company acquired one industrial property for a purchase price of $17.1 million and as of May 3, 2017, the Company has $191.2 million of industrial property under accepted Purchase Agreement or Letter of Intent, which are subject to a range of closing conditions.

•	During the first quarter of 2017, the Company sold one industrial property for a sales price of $6.9 million.

“Our team’s excellent performance helped produce strong first quarter results, which included a 30.0% increase in Net Operating Income, a 360 basis point increase in Stabilized Same Property Portfolio occupancy and a 6.9% increase in Same Property NOI growth, all over the prior year period,” stated Michael Frankel and Howard Schwimmer, Co-Chief Executive Officers of the Company. “During the quarter, we acquired approximately $17.1 million of value-add industrial property in our supply constrained infill Southern California market, and signed over 863 thousand square feet of new and renewal leases at a weighted average spread of 23.3% on a GAAP basis and 13.7% on a cash basis. Additionally, we further strengthened our balance sheet with the expansion of our senior unsecured credit facility, increasing its total capacity to $1 billion, providing us flexibility to capitalize upon internal and external growth opportunities. During the quarter, we also increased our dividend by 7.4% to $0.145 per common share. As we progress through 2017 and beyond, we believe we are well positioned to continue to drive cash flow growth and long term value-creation for shareholders.”

Financial Results:

The Company reported net income attributable to common stockholders of $4.2 million, or $0.06 per diluted share, for the three months ended March 31, 2017, as compared to net income attributable to common stockholders of $1.3 million, or $0.02 per diluted share, for the three months ended March 31, 2016. Net income for the three months ended March 31, 2017, included $2.7 million of gains on sale of real estate, for which there was no comparable amount for the three months ended March 31, 2016.

The Company reported Company share of Core FFO of $15.1 million, or $0.23 per diluted share of common stock, for the three months ended March 31, 2017, as compared to Company share of Core FFO of $12.0 million, or $0.22 per diluted share of common stock, for the three months ended March 31, 2016. Adjusting for net non-core expenses and reimbursements ($0.4 million reported during the first quarter of 2017 and $(0.2) million reported during the first quarter of 2016), Company share of FFO was $14.7 million, or $0.22 per diluted share of common stock, as compared to Company share of FFO of $12.1 million, or $0.22 per diluted share of common stock, for the three months ended March 31, 2016.

For the three months ended March 31, 2017, the Company’s Same Property Portfolio NOI increased 6.9% compared to the first quarter of 2016, driven by a 6.3% increase in Same Property Portfolio total rental revenue, and a 4.6% increase in Same Property Portfolio expenses. Same Property Portfolio Cash NOI increased 10.1% compared to the first quarter 2016.

Operating Results:

In the first quarter of 2017, the Company signed 139 new and renewal leases totaling 863,368 rentable square feet. Average rental rates on comparable new and renewal leases were up 23.3% on a GAAP basis and up 13.7% on a cash basis. The Company signed 65 new leases for 423,766 rentable square feet, with GAAP rents up 32.2% compared to the prior in-place leases. The Company signed 74 renewal leases for 439,602 rentable square feet, with GAAP rents up 17.9% compared to the prior in-place leases. For the 65 new leases, cash rents were up 20.4%, and for the 74 renewal leases, cash rents were up 9.6%, compared to the ending cash rents for the prior leases.

The Company has included in a supplemental information package the detailed results and operating statistics that reflect the activities of the Company for the three months ended March 31, 2017. See below for information regarding the supplemental information package.

Transaction Activity:

In February 2017, the Company acquired 28903 Avenue Paine, an industrial property containing 111,346 square feet on 5.64 acres, plus an adjacent 5.75-acre land parcel, located in the Los Angeles San Fernando Valley submarket for $17.1 million, or approximately $104 per square foot on the building and $22 per square foot on the land parcel.

In March 2017, the Company sold 9375 Archibald Avenue, an eight-building office and industrial complex containing 62,677 square feet in the Inland Empire West submarket for $6.9 million, or approximately $110 per square foot.

Balance Sheet:

As of March 31, 2017, the Company had $512.5 million of outstanding debt, with an average interest rate of 3.188% and an average term-to-maturity of 5.6 years. As of March 31, 2017, approximately $268 million, or 52%, of the Company’s outstanding debt was fixed-rate with an average interest rate of 3.78% and an average term-to-maturity of 5.6 years. The remaining $245 million, or 48%, of the Company’s outstanding debt was floating-rate, with an average interest rate of LIBOR + 1.56% and an average term-to-maturity of 5.6 years. During 2016, the Company executed two interest rate swaps to hedge $225 million of its remaining floating-rate debt beginning in 2018 when the swaps become effective. If these two interest rate swaps were effective as of March 31, 2017, the Company’s debt would be 96% fixed and 4% variable.

In February 2017, the Company amended its existing $300 million unsecured credit facility by entering into an agreement for a $450 million senior unsecured credit facility comprised of a $350 million unsecured revolving credit facility and a $100 million unsecured term loan facility. The amended credit facility has an accordion feature that allows the Company to request additional lender commitments up to $550 million, for a total capacity of up to $1 billion. The unsecured revolving credit facility will initially mature on February 12, 2021, with two six-month options available to extend the maturity to February 14, 2022, and the unsecured term loan facility will mature on February 14, 2022.

Under the amended agreement, borrowings under the unsecured revolving credit facility bear interest at a rate of LIBOR plus a spread of 1.10% to 1.50%, depending on the Company's leverage ratio, and the $100 million unsecured term loan facility bears interest at a rate of LIBOR plus a spread of 1.20% to 1.70%, depending on the Company's leverage ratio.

Guidance

The Company is reiterating its full year 2017 guidance for Company share of Core FFO at a range of $0.91 to $0.94 per diluted share of common stock. This Core FFO guidance refers only to the Company’s in-place portfolio as of March 31, 2017, and does not include any assumptions for acquisitions, dispositions or balance sheet activities that may or may not occur later during the year. Full year guidance assumes the following: year-end Same Property Portfolio occupancy within a range of 93% to 95%, year-end Stabilized Same Property Portfolio occupancy within a range of 96% to 98%, Same Property Portfolio NOI growth for the year of 6% to 8% and general and administrative expenses of $20.0 million to $20.5 million.

The Company does not provide a reconciliation for its guidance range of Core FFO per diluted share to net income attributable to common stockholders per diluted share, the most directly comparable forward-looking GAAP financial measure, because it is impractical to provide a meaningful or accurate estimation of reconciling items and the information is not available without unreasonable effort. This is due to the inherent difficulty of forecasting the timing and/or amount of various items that would impact net income attributable to common stockholders per diluted share, including, for example, acquisition costs, gains on sales of depreciable real estate and other items that have not yet occurred and are out of the Company’s control. For the same reasons, the Company is unable to address the probable significance of the unavailable information and believes that providing a reconciliation for its guidance range of Core FFO per diluted share would imply a degree of precision as to its forward-looking net income attributable to common stockholders per diluted share that would be confusing or misleading to investors.

Dividend:

On May 1, 2017, the Board of Directors declared a dividend of $0.145 per share for the second quarter of 2017, payable in cash on July 17, 2017, to common stockholders and common unit holders of record as of June 30, 2017. On May 1, 2017, the Board of Directors declared a cash dividend of $0.36719 per share payable to its Series A Cumulative Redeemable Preferred stockholders, payable in cash on June 30, 2017, to stockholders of record as of June 15, 2017.

Supplemental Information:

Details regarding these results can be found in the Company’s supplemental financial package available on the Company’s investor relations website at www.ir.rexfordindustrial.com.

Earnings Release, Investor Conference Webcast and Conference Call:

The Company will host a webcast and conference call on Wednesday, May 3, 2017, at 5:00 p.m. Eastern Time to review first quarter results and discuss recent events. The live webcast will be available on the Company’s investor relations website at ir.rexfordindustrial.com. To participate in the call, please dial 877-407-0789 (domestic) or 201-689-8562 (international). A replay of the conference call will be available through June 3, 2017, by dialing 844-512-2921 (domestic) or 412-317-6671 (international) and entering the pass code 13659966.

About Rexford Industrial:

Rexford Industrial is a real estate investment trust focused on owning and operating industrial properties in Southern California infill markets. The Company owns 137 properties with approximately 15.2 million rentable square feet and manages an additional 19 properties with approximately 1.2 million rentable square feet.
For additional information, visit www.rexfordindustrial.com.

Forward Looking Statements:

This press release may contain forward-looking statements within the meaning of the federal securities laws, which are based on current expectations, forecasts and assumptions that involve risks and uncertainties that could cause actual outcomes and results to differ materially. Forward-looking statements relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts. In some cases, you can identify forward-looking statements by the use of forward-looking terminology such as “may,” “will,” “should,” “expects,” “intends,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” or “potential” or the negative of these words and phrases or similar words or phrases which are predictions of or indicate future events or trends and which do not relate solely to historical matters. While forward-looking statements reflect the Company’s good faith beliefs, assumptions and expectations, they are not guarantees of future performance. For a further discussion of these and other factors that could cause the Company’s future results to differ materially from any forward-looking statements, see the reports and other filings by the Company with the U.S. Securities and Exchange Commission, including the Company’s Annual Report on Form 10-K for the year ended December 31, 2016, and subsequent filings with the Securities and Exchange Commission. The Company disclaims any obligation to publicly update or revise any forward-looking statement to reflect changes in underlying assumptions or factors, of new information, data or methods, future events or other changes.

Definitions / Discussion of Non-GAAP Financial Measures:

Funds from Operations (FFO): We calculate FFO in accordance with the standards established by the National Association of Real Estate Investment Trusts (“NAREIT”). FFO represents net income (loss) (computed in accordance with GAAP), excluding gains (or losses) from sales of depreciable operating property, impairment losses, real estate related depreciation and amortization (excluding amortization of deferred financing costs) and after adjustments for unconsolidated partnerships and joint ventures. Management uses FFO as a supplemental performance measure because, in excluding real estate related depreciation and amortization, gains and losses from property dispositions, other than temporary impairments of unconsolidated real estate entities, and impairment on our investment in real estate, it provides a performance measure that, when compared year over year, captures trends in occupancy rates, rental rates and operating costs. We also believe that, as a widely recognized measure of performance used by other REITs, FFO may be used by investors as a basis to compare our operating performance with that of other REITs. However, because FFO excludes depreciation and amortization and captures neither the changes in the value of our properties that result from use or market conditions nor the level of capital expenditures and leasing commissions necessary to maintain the operating performance of our properties, all of which have real economic effects and could materially impact our results from operations, the utility of FFO as a measure of our performance is limited. Other equity REITs may not calculate or interpret FFO in accordance with the NAREIT definition as we do, and, accordingly, our FFO may not be comparable to such other REITs’ FFO. FFO should not be used as a measure of our liquidity, and is not indicative of funds available for our cash needs, including our ability to pay dividends. FFO should be considered only as a supplement to net income computed in accordance with GAAP as a measure of our performance. A reconciliation of net income, the nearest GAAP equivalent, to FFO is set forth below.

Core Funds from Operations (Core FFO): We calculate Core FFO by adjusting FFO to exclude the impact of certain items that we do not consider reflective of our core revenue or expense streams. These adjustments consist of acquisition expenses and legal fee reimbursements related to prior litigation. For more information on prior litigation, see Item 3. Legal Proceedings in our 2014 Annual Report on Form 10-K. Management believes that Core FFO is a useful supplemental measure as it provides a more meaningful and consistent comparison of operating performance and allows investors to more easily compare the Company’s operating results. Because certain of these adjustments have a real economic impact on our financial condition and results from operations, the utility of Core FFO as a measure of our performance is limited. Other REITs may not calculate Core FFO in a consistent manner. Accordingly, our Core FFO may not be comparable to other REITs’ Core FFO. Core FFO should be considered only as a supplement to net income computed in accordance with GAAP as a measure of our performance. A reconciliation of FFO to Core FFO is set forth below.

Net Operating Income (NOI): NOI is a non-GAAP measure, which includes the revenue and expense directly attributable to our real estate properties. NOI is calculated as total revenue from real estate operations including i) rental income, ii) tenant reimbursements and iii) other income less property expenses (before interest expense, depreciation and amortization). We use NOI as a supplemental performance measure because, in excluding real estate depreciation and amortization expense and gains (or losses) from property dispositions, it provides a performance measure that, when compared year over year, captures trends in occupancy rates, rental rates and operating costs. We also believe that NOI will be useful to investors as a basis to compare our operating performance with that of other REITs. However, because NOI excludes depreciation and amortization expense and captures neither the changes in the value of our properties that result from use or market conditions, nor the level of capital expenditures and leasing commissions necessary to maintain the operating performance of our properties (all of which have real economic effect and could materially impact our results from operations), the utility of NOI as a measure of our performance is limited. Other equity REITs may not calculate NOI in a similar manner and, accordingly, our NOI may not be comparable to such other REITs’ NOI. Accordingly, NOI should be considered only as a supplement to net income as a measure of our performance. NOI should not be used as a measure of our liquidity, nor is it indicative of funds available to fund our cash needs.

NOI should not be used as a substitute for cash flow from operating activities in accordance with GAAP. We use NOI to help evaluate the performance of the Company as a whole, as well as the performance of our Same Property Portfolio. A calculation of NOI for our Same Property Portfolio, as well as a reconciliation of NOI for our Same Property Portfolio to net income, is set forth below.

Cash NOI: Cash NOI is a non-GAAP measure, which we calculate by adding or subtracting from NOI i) fair value lease revenue and ii) straight-line rent adjustments. We use Cash NOI, together with NOI, as a supplemental performance measure. Cash NOI should not be used as a measure of our liquidity, nor is it indicative of funds available to fund our cash needs. Cash NOI should not be used as a substitute for cash flow from operating activities computed in accordance with GAAP. We use Cash NOI to help evaluate the performance of the Company as a whole, as well as the performance of our Same Property Portfolio. A calculation of Cash NOI for our Same Property Portfolio, as well as a reconciliation of Cash NOI for our Same Property Portfolio to net income, is set forth below.

Same Property Portfolio: Our Same Property Portfolio is a subset of our consolidated portfolio and includes properties that were wholly-owned by us as of January 1, 2016, and still owned by us as of March 31, 2017. Therefore, we excluded from our Same Properties Portfolio any properties that were acquired or sold during the period from January 1, 2016 through March 31, 2017. The Company’s computation of same property performance may not be comparable to other REITs.

Stabilized Same Property Portfolio: Our Stabilized Same Property Portfolio represents the properties included in our Same Property Portfolio, adjusted to exclude space at properties that were in various stages of repositioning (defined below) or lease-up in connection with a completed repositioning. As of March 31, 2017, space aggregating 712,805 rentable square feet at seven of our Same Property Portfolio properties were in various stages of repositioning or lease-up in connection with a completed repositioning.

Properties and Space Under Repositioning: Typically defined as properties or units where a significant amount of space is held vacant in order to implement capital improvements that improve the functionality (not including basic refurbishments, i.e., paint and carpet), cash flow and value of that space. We define a significant amount of space in a building as the lower of (i) 20,000 square feet of space or (ii) 50% of a building’s square footage. Typically, we would include properties or space where the repositioning and lease-up time frame is estimated to be greater than six months. A repositioning is considered complete once the investment is fully or nearly fully deployed and the property is marketable for leasing. We consider a property to be stabilized once it reaches 95% occupancy.

Contact:
Investor Relations:

Stephen Swett
424 256 2153 ext 401
investorrelations@rexfordindustrial.com

Rexford Industrial Realty, Inc.
Consolidated Balance Sheets
(In thousands except share data)

	March 31, 2017	December 31, 2016
	(unaudited)
ASSETS
Land	$692,731	$683,919
Buildings and improvements	816,912	811,614
Tenant improvements	39,595	38,644
Furniture, fixtures, and equipment	167	174
Construction in progress	21,792	17,778
Total real estate held for investment	1,571,197	1,552,129
Accumulated depreciation	(143,199)	(135,140)
Investments in real estate, net	1,427,998	1,416,989
Cash and cash equivalents	11,676	15,525
Restricted cash	6,537	—
Notes receivable	6,090	5,934
Rents and other receivables, net	2,921	2,749
Deferred rent receivable, net	12,793	11,873
Deferred leasing costs, net	9,279	8,672
Deferred loan costs, net	2,352	847
Acquired lease intangible assets, net	33,050	36,365
Acquired indefinite-lived intangible	5,156	5,170
Interest rate swap asset	5,657	5,594
Other assets	5,944	5,290
Acquisition related deposits	500	—
Total Assets	$1,529,953	$1,515,008
LIABILITIES & EQUITY
Liabilities
Notes payable	$509,693	$500,184
Interest rate swap liability	1,356	2,045
Accounts payable, accrued expenses and other liabilities	18,005	13,585
Dividends payable	10,008	9,282
Acquired lease intangible liabilities, net	8,653	9,130
Tenant security deposits	15,311	15,187
Prepaid rents	4,785	3,455
Total Liabilities	567,811	552,868
Equity
Rexford Industrial Realty, Inc. stockholders’ equity
Preferred stock, $0.01 par value, 10,000,000 shares authorized; 5.875% series A cumulative redeemable preferred stock, liquidation preference $25.00 per share, 3,600,000 shares outstanding as of March 31, 2017 and December 31, 2016, respectively ($90,000 liquidation preference)	86,651	86,651
Common Stock, $0.01 par value 490,000,000 shares authorized and 66,708,752 and 66,454,375 shares outstanding as of March 31, 2017 and December 31, 2016, respectively	664	662
Additional paid in capital	912,047	907,834
Cumulative distributions in excess of earnings	(64,682)	(59,277)
Accumulated other comprehensive income	4,176	3,445
Total stockholders’ equity	938,856	939,315
Noncontrolling interests	23,286	22,825
Total Equity	962,142	962,140
Total Liabilities and Equity	$1,529,953	$1,515,008

Rexford Industrial Realty, Inc.
Consolidated Statements of Operations
(Unaudited and in thousands, except per share data)

	Three Months Ended March 31,
	2017	2016
RENTAL REVENUES
Rental income	$29,614	$23,499
Tenant reimbursements	5,155	3,558
Other income	232	313
TOTAL RENTAL REVENUES	35,001	27,370
Management, leasing and development services	126	134
Interest income	227	—
TOTAL REVENUES	35,354	27,504
OPERATING EXPENSES
Property expenses	9,222	7,543
General and administrative	5,086	3,602
Depreciation and amortization	13,599	11,214
TOTAL OPERATING EXPENSES	27,907	22,359
OTHER EXPENSES
Acquisition expenses	385	475
Interest expense	3,998	3,254
TOTAL OTHER EXPENSES	4,383	3,729
TOTAL EXPENSES	32,290	26,088
Equity in income from unconsolidated real estate entities	11	61
Loss on extinguishment of debt	(22)	—
Gains on sale of real estate	2,668	—
NET INCOME	5,721	1,477
Less: net income attributable to noncontrolling interest	(132)	(52)
NET INCOME ATTRIBUTABLE TO REXFORD INDUSTRIAL REALTY, INC.	5,589	1,425
Less: preferred stock dividends	(1,322)	—
Less: earnings attributable to participating securities	(91)	(78)
NET INCOME ATTRIBUTABLE TO COMMON STOCKHOLDERS	$4,176	$1,347
Net income attributable to common stockholders per share – basic	$0.06	$0.02
Net income attributable to common stockholders per share – diluted	$0.06	$0.02

Rexford Industrial Realty, Inc.
Same Property Portfolio Occupancy and NOI and Cash NOI
(Unaudited, dollars in thousands)

Same Property Portfolio Occupancy:

	March 31, 2017		March 31, 2016		Change (basis points)
	Same Property Portfolio	Stabilized Same Property Portfolio(1)	Same Property Portfolio	Stabilized Same Property Portfolio(1)	Same Property Portfolio	Stabilized Same Property Portfolio(1)
Occupancy:
Los Angeles County	93.3%	98.7%	88.9%	91.7%	440 bps	700 bps
Orange County	95.9%	96.9%	87.6%	88.5%	830 bps	840 bps
San Bernardino County	87.6%	87.6%	97.0%	97.0%	(940) bps	(940) bps
San Diego County	76.9%	95.4%	76.5%	94.9%	40 bps	50 bps
Ventura County	91.3%	91.3%	91.6%	91.6%	(30) bps	(30) bps
Total/Weighted Average	90.1%	96.0%	87.8%	92.4%	230 bps	360 bps

(1)
Reflects the occupancy of our Same Property Portfolio adjusted for space aggregating 712,805 rentable square feet at seven properties that were in various stages of repositioning or lease-up in connection with a completed repositioning as of March 31, 2017.

Same Property Portfolio NOI and Cash NOI

	Three Months Ended March 31,
	2017	2016	$ Change	% Change
Rental income	$23,976	$22,781	$1,195	5.2%
Tenant reimbursements	3,950	3,517	433	12.3%
Other income	209	180	29	16.1%
Total rental revenues	28,135	26,478	1,657	6.3%
Property expenses	7,565	7,232	333	4.6%
Same property portfolio NOI	$20,570	$19,246	$1,324	6.9%
Straight-line rents	(683)	(1,099)	416	(37.9)%
Amortization above/below market leases	81	(6)	87	(1450.0)%
Same property portfolio cash NOI	$19,968	$18,141	$1,827	10.1%

Rexford Industrial Realty, Inc.
Reconciliation of Same Property Portfolio Cash NOI and Same Property Portfolio NOI to Net Income
(Unaudited and in thousands)

	Three Months Ended March 31,
	2017	2016
Same property portfolio cash NOI	$19,968	$18,141
Straight-line rents	683	1,099
Amort. above/below market leases	(81)	6
Same property portfolio NOI	20,570	19,246
Non-comparable property operating revenues	6,866	892
Non-comparable property expenses	(1,657)	(311)
Total consolidated portfolio NOI	25,779	19,827
Add:
Management, leasing and development services	126	134
Interest income	227	—
Equity in income from unconsolidated real estate entities	11	61
Gains on sale of real estate	2,668	—
Deduct:
General and administrative	5,086	3,602
Depreciation and amortization	13,599	11,214
Acquisition expenses	385	475
Interest expense	3,998	3,254
Loss on extinguishment of debt	22	—
Net income	$5,721	$1,477

Rexford Industrial Realty, Inc.
Reconciliation of Net Income to Funds From Operations and Core Funds From Operations
(Unaudited and in thousands, except per share data)

	Three Months Ended March 31,
	2017	2016

Net income	$5,721	$1,477
Add:
Depreciation and amortization	13,599	11,214
Depreciation and amortization from unconsolidated joint ventures(1)	—	5
Deduct:
Gains on sale of real estate	2,668	—
Gain on acquisition of unconsolidated joint venture property	11	—
Funds From Operations (FFO)	$16,641	$12,696
Less: preferred stock dividends	(1,322)	—
Less: FFO attributable to noncontrolling interest(2)	(449)	(449)
Less: FFO attributable to participating securities(3)	(137)	(124)
Company share of FFO	$14,733	$12,123

FFO per common share - basic	$0.22	$0.22
FFO per common share - diluted	$0.22	$0.22

FFO	$16,641	$12,696
Adjust:
Legal fee reimbursements	—	(643)
Acquisition expenses	385	475
Core FFO	$17,026	$12,528
Less: preferred stock dividends	(1,322)	—
Less: Core FFO attributable to noncontrolling interest(2)	(460)	(443)
Less: Core FFO attributable to participating securities(3)	(140)	(123)
Company share of Core FFO	$15,104	$11,962

Core FFO per common share - basic	$0.23	$0.22
Core FFO per common share - diluted	$0.23	$0.22

Weighted-average shares of common stock outstanding – basic	66,341	55,270
Weighted-average shares of common stock outstanding – diluted	66,626	55,417

(1)
Amount represents our 15% ownership interest in a joint venture that owned the property located at 3233 Mission Oaks Boulevard for periods prior to July 6, 2016, when we acquired the remaining 85% ownership interest.

(2)	Noncontrolling interest represent holders of outstanding common units of the Company’s operating partnership that are owned by unit holders other than the Company.

(3)	Participating securities include unvested shares of restricted stock, unvested LTIP units and unvested performance units.